SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) is November 28, 2005
ENERGY WEST, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

MONTANA	0-14183	81-0141785

(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

1 First Avenue South, Great Falls, Montana	59401

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (406) 791-7500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective as of November 28, 2005, the Company and its lender, LaSalle Bank, executed an extension and amendment to the Amended and Restated Credit Agreement dated as of March 31, 2004 (the “Credit Agreement”). The amendment to the Credit Agreement provides for (i) an extension of the revolving facility under the Credit Agreement until November 27, 2006; (ii) reduction of interest rates applicable to the term loan under the Credit Agreement; and (iii) a temporary increase in the commitment amount of the revolving facility under the Credit Agreement from $15 million to $20 million for the period beginning November 28, 2005 and ending February 28, 2006. Effective March 1, 2006, the revolving facility under the Credit Agreement will be permanently reduced to $15 million.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY WEST, INCORPORATED
Dated: December 14, 2005	By: /s/ John C. Allen
John C. Allen
Senior Vice President and General Counsel